EXHIBIT 99.1

Editas Medicine, Inc., Announces Offering of Common Stock

CAMBRIDGE, Mass., December 5, 2017 — Editas Medicine, Inc. (NASDAQ: EDIT), a leading genome editing company, today announced that it intends to offer and sell $50,000,000 of shares of its common stock in an underwritten public offering. Editas Medicine intends to grant the underwriter a 30-day option to purchase up to an additional $7,500,000 of shares of its common stock. All of the shares in the offering are to be sold by Editas Medicine.

Morgan Stanley is acting as sole book running manager for the offering.

A shelf registration statement relating to the shares of common stock offered in the public offering described above was filed with the Securities and Exchange Commission (SEC) on March 3, 2017 and declared effective by the SEC on March 15, 2017. The offering will be made only by means of the prospectus and prospectus supplement that form a part of the registration statement. A preliminary prospectus supplement related to the offering will be filed with the SEC and will be available for free on the SEC’s website at www.sec.gov. Copies of the preliminary prospectus supplement and the accompanying prospectus relating to the securities being offered may also be obtained, when available, by contacting Morgan Stanley & Co. LLC, Attention: Prospectus Department, 180 Varick Street, 2nd Floor, New York, New York 10014.

This press release does not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Editas Medicine

Editas Medicine is a leading genome editing company dedicated to treating patients with genetically-defined diseases by correcting their disease-causing genes. The Company was founded by world leaders in genome editing, and its mission is to translate the promise of genome editing science into a broad class of transformative genomic medicines to benefit the greatest number of patients.

Forward-Looking Statements

This press release contains forward-looking statements and information within the meaning of The Private Securities Litigation Reform Act of 1995. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “target,” “should,” “would,” similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Actual results or events could differ materially from the plans, intentions and expectations disclosed in these forward-looking statements as a result of various factors, including: the uncertainties related to whether or not the Company will be able to raise capital through the sale of shares of common stock, the final terms of the proposed offering, market and other conditions, the satisfaction of customary closing conditions related to the proposed public offering and the impact of general economic, industry or political conditions in the United States or internationally; uncertainties inherent in the initiation of preclinical studies and clinical trials and clinical development of the Company’s product candidates; availability and timing of results from preclinical studies and clinical trials; whether interim results from a clinical trial will be predictive of the final results of the trial or the results of future trials; expectations for regulatory approvals to conduct trials or to market products and availability of funding sufficient for the Company’s foreseeable and unforeseeable operating expenses and capital expenditure requirements. These and other risks are described in greater detail under the caption “Risk Factors” included in Editas’ Quarterly Report on Form 10-Q for the quarter ended September 30, 2017 filed with the SEC on November 8, 2017, the Company’s preliminary prospectus supplement to be filed with the SEC on the date of this press release, and other filings the Company may make with the SEC in the future. Any forward-looking statements contained in this press release speak only as of the date hereof, and the Company expressly disclaims any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

Contacts

Media:

Cristi Barnett

(617) 401-0113

cristi.barnett@editasmed.com

Investors:

Mark Mullikin

(617) 401-9083

mark.mullikin@editasmed.com